EXHIBIT 8.2

[FORM OF OPINION OF ALSTON & BIRD LLP]

[•],  200[•]

Province Healthcare Company
105 Westwood Place, Suite 400
Brentwood, Tennessee 37027

Dear Ladies and Gentlemen:

      We are acting as counsel to Province Healthcare Company (“Province”), a Delaware corporation, in connection with the transaction contemplated by the Agreement and Plan of Merger, made and entered into as of August 15, 2004, by and among LifePoint Hospitals, Inc., a Delaware corporation, Lakers Holding Corp. (“New LifePoint”), a Delaware corporation, Lakers Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of New LifePoint, Pacers Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of New LifePoint, and Province. You have asked us to provide this opinion in connection with the Registration Statement on Form S-4 filed by New LifePoint with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the transaction (the ‘Registration Statement‘).

      We hereby confirm to you that, in our opinion, the discussion in the section of the Registration Statement captioned “THE PROPOSED TRANSACTION — Material United States Federal Income Tax Consequences — Tax Consequences of the Proposed Transaction to Province Stockholders,” to the extent it states matters of law or legal conclusions and subject to the qualifications, assumptions and limitations stated in the section of the Registration Statement captioned “THE PROPOSED TRANSACTION — Material United States Federal Income Tax Consequences,” correctly sets forth the material U.S. federal income tax consequences of the described transaction to Province stockholders. In giving this opinion, we have relied upon the accuracy and completeness of the other statements contained in the Registration Statement.

      We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “THE PROPOSED TRANSACTION — Material United States Federal Income Tax Consequences.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC hereunder.

Very truly yours,

Alston & Bird LLP